EX-99.CODE ETH

                             BURNHAM INVESTORS TRUST

                       CODE OF BUSINESS CONDUCT AND ETHICS
     FOR PRINCIPAL EXECUTIVE AND PRINCIPAL FINANCIAL AND ACCOUNTING OFFICERS

                           Effective November 13, 2003

I.       COVERED OFFICERS; PURPOSE OF THIS CODE

         This code of ethics (this "CODE") of the Burnham family of funds (the "FUNDS") sets forth legal and ethical standards of conduct for the Funds' Principal Executive Officer (President) and Principal Financial/Accounting Officer (Treasurer, and together with the President, the "COVERED OFFICERS"), the name of each of whom is set forth on EXHIBIT A hereto. This Code is intended to deter wrongdoing and to promote:

        o honest and ethical conduct among Covered Officers, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

        o full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Funds and that are within the Covered Officers' responsibilities;

        o     compliance   with  applicable  laws  and  governmental  rules  and
              regulations;

        o the prompt internal reporting of violations of this Code to the person or persons identified in this Code; and

        o     accountability for adherence to this Code.

II.      RESPONSIBILITIES OF COVERED OFFICERS

         A.       HONEST AND ETHICAL CONDUCT

         Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

         It is the duty of each Covered Officer to encourage and demonstrate honest and ethical conduct, as well as adhere to and require adherence to this Code and any other applicable policies and procedures designed to promote this behavior. Covered Officers must at all times conduct themselves with integrity and distinction, putting first the interests of the Funds.

         Covered Officers also must, at all times, act in good faith, responsibly and with due care, competence and diligence, without misrepresenting material facts or allowing their independent judgment to be subordinated. Covered Officers also should maintain skills appropriate and necessary for the performance of their duties for the Funds. Covered Officers also should responsibly use and control all Funds assets and resources entrusted to them.

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         Covered  Officers may not  retaliate  against  others for, or otherwise discourage the reporting of, actual or apparent violations of this Code or applicable laws or regulations. Covered Officers should create an environment that encourages the exchange of information, including concerns of the type that this Code is designed to address.

         B.       COMPLIANCE WITH LAWS, RULES AND REGULATIONS

         Covered Officers should comply with all laws, rules and regulations applicable to the Funds. Each Covered Officer is expected to use good judgment and common sense in seeking to comply with all applicable laws, rules and regulations and to ask for advice when he is uncertain about them.

         If a Covered Officer becomes aware of the violation of any law, rule or regulation by the Funds, whether by its officers, employees, trustees, or any third party doing business on behalf of the Funds, it is the responsibility of the Covered Officer to promptly report the matter to the Compliance Officer of Burnham Asset Management, Inc., the Funds' investment adviser (the "ADVISER"). While it is the Funds' desire to address matters internally, nothing in this Code should discourage any Covered Officer from reporting any illegal activity, including any violation of the securities laws, or any other federal, state or foreign law, rule or regulation, to the appropriate regulatory authority or to a member of the Funds' Board of Trustees (collectively, the "BOARD") or the Board's Audit Committee. No Covered Officer shall discharge, demote, suspend, threaten, harass or in any other manner discriminate or retaliate against an employee because s/he reports any such violation, unless it is determined that the report was made with knowledge that it was false. This Code should not be construed to prohibit any Covered Officer from testifying, participating or otherwise assisting in any state or federal administrative, judicial or legislative proceeding or investigation.

         C.       ACTUAL AND APPARENT CONFLICTS OF INTEREST

         Covered Officers must act in the best interests of the Funds. Covered Officers must refrain from engaging in any activity or having a personal interest that presents a "conflict of interest."

         A "conflict of interest" occurs when a Covered Officer's personal interest interferes, or appears to interfere, with the interests of, or his service to, the Funds. A conflict of interest can arise whenever a Covered Officers, as an officer, director, trustee or employee, takes action or has an interest that prevents him from performing his Fund duties and responsibilities honestly, objectively and effectively.(1)

         Certain conflicts of interest arise out of the relationships between Covered Officers and the Funds and already are subject to conflict of interest provisions in the Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT") and, in the case of a Covered Officer employed by the Adviser, the Investment Advisers Act of 1940 (the "INVESTMENT ADVISERS ACT"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Funds because of their status as

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(1) Any  activity or  relationship  that would  present a conflict for a Covered
    Officer would likely also present a conflict for the Covered Officer if a member of the Covered Officer's family engages in such an activity or has such a relationship.

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"affiliated  persons" of  the  Funds.  Each  Covered  Officer  is an employee of the Adviser. The Funds' and the Adviser's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

         Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Funds and the Adviser of which the Covered Officers are also officers or employees. As a result, the Board recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Funds or for the Adviser or both), be involved in establishing policies and implementing decisions which will have different effects on the Adviser and the Funds. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Funds and the Adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Funds. Thus, if such participation is performed in conformity with the provisions of the Investment Company Act and/or the Investment Advisers Act, as applicable to the Covered Officer, and the terms of the applicable contract, such activity will be presumed to have been handled ethically. In addition, it is recognized by the Board that the Covered Officers may also be officers or employees of one or more other investment companies covered by this Code or other codes of ethics.

         Other conflicts of interest are covered by this Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under this Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Funds.


         Each Covered Officer must:

         o    not  use  his  personal   influence   or  personal   relationships
              improperly to influence investment decisions or financial reporting by the Funds whereby the Covered Officer would benefit personally to the detriment or potential detriment of the Funds;

         o not improperly use his position with the Funds for personal or private gain to himself, his family, or any other person; and

         o not cause the Funds to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than for the benefit of the Funds.

III.     DISCLOSURE AND COMPLIANCE

         Each Covered Officer should:

         o Be familiar with the disclosure requirements generally applicable to the Funds;

         o Not knowingly misrepresent, or cause others to misrepresent, facts about the Funds to others, whether within or outside the Funds, including to the Funds' trustees,

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              committees  of  the trustees, and auditors,  and  to  governmental regulators  and  self-regulatory organizations;

         o To the extent appropriate within his area of responsibility, consult with other officers and employees of the Funds and the Adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds files with, or submits to, the SEC and in other public communications made by the Funds; and

         o Promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations regarding the Funds.

IV.      SCOPE OF RESPONSIBILITIES

         A Covered Officer's responsibilities under this Code are limited to:

         o Fund matters over which the Covered Officer has direct responsibility or control, matters in which the Covered Officer routinely participates, and matters with which the Covered Officer is otherwise involved (I.E., matters within the scope of the Covered Officer's responsibilities as a Fund officer); and

         o    Fund matters of which the Covered Officer has actual knowledge.

V.       REPORTING AND INVESTIGATING

         Each Covered Officer must promptly report to the Compliance Officer, and promote the reporting of, any known or suspected violations of this Code.

         Examples of violations of the Code include, but are not limited to, the following:

         o    Unethical or dishonest behavior;

         o Obvious lack of adherence to policies surrounding review and approval of public communications and regulatory filings;

         o    Failure to report violations of the Code;

         o Known or obvious deviations from applicable laws by the Funds, the Adviser, the Funds' officers or the Funds' service providers, in each case as they relate to, or may reasonably be expected to affect, the Funds; and

         o    Failure to acknowledge and certify adherence to this Code.

         HOW TO REPORT. Any known or suspected violations of this Code must be promptly reported to the Compliance Officer or if the violation involves the Compliance Officer, to the President of the Adviser.

         PROCESS FOR VIOLATION REPORTING TO THE COMPLIANCE OFFICER. The Funds will follow these procedures in investigating and enforcing this Code:

         o the Compliance Officer will take reasonably appropriate action to investigate any potential violations reported to him, including consulting with the Board, the Funds' Audit Committee, independent Board members, and/or the Funds' legal counsel. The Compliance Officer has the authority to use all reasonable resources to investigate violations, including retaining or engaging legal counsel, accounting firms or other consultants, subject to applicable law;

         o if, after such investigation, the Compliance Officer believes that no violation has occurred, the Compliance Officer is not required to take any further action, unless the Compliance Officer, in his discretion, elects to report to the Board on the matter;

         o The Compliance Officer will report to the Board any matter that he believes is a violation of this Code; and

         o if the Board concurs that a violation has occurred, it will inform and make a recommendation, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the Adviser; or a recommendation of sanctions, including possibly to dismiss the Covered Officer; and in connection with the foregoing, the Board will consult with the Compliance Officer.

VI.      QUESTIONS; CERTIFICATIONS; WAIVERS

         QUESTIONS REGARDING THIS CODE. If a Covered Officer has any questions regarding this Code or its application in any situation, he should contact the Compliance Officer of the Adviser or Fund counsel.

         CERTIFICATIONS. Each Covered Officer must:

         o upon adoption of this Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he has received, read, and understands this Code;

         o annually thereafter affirm to the Board that he has complied with the requirements of this Code; and

         o report at least annually any change in his affiliations from the prior year.

         INTERPRETATION AND WAIVERS. The Compliance Officer is responsible for applying this Code to specific situations in which questions are presented to him and has the authority to interpret this Code in any particular situation. The Compliance Officer may consult, as he deems appropriate, with the President of the Adviser or counsel to the Funds in carrying out his responsibilities under this Code. While some of the policies contained in this Code must be strictly adhered to and no waivers(2) can be allowed, in other cases waivers may be possible. Any

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(2) Item 2 of Form N-CSR defines  "waiver" as "the approval by the registrant of a material departure from a provision of the code of ethics" and "implicit waiver," which must also be disclosed, as "the registrant's failure to take action within a reasonable period of time regarding a material departure from a provision of the code of ethics that has been made known to an executive officer" of the registrant.

Covered Officer who believes that a waiver to any of these policies is appropriate in his case should first contact the Compliance Officer.(3) The request must include the rationale for the request and must explain how the waiver would be in furtherance of the standards of conduct described in, and the underlying purposes of, this Code. If the Compliance Officer agrees that an exception is appropriate, the approval of the Board must be obtained, which may be granted or withheld in its sole discretion. Any waiver of this Code to a Covered Officers may be made only by the Board and will be publicly disclosed as required by applicable law. The Board shall maintain a record of all requests for exceptions to any of these policies and the disposition of such requests, including the rationale for granting or denying the waiver.

VII.     OTHER FUND POLICIES AND PROCEDURES

         This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Funds or the Adviser govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superceded by this Code only to the extent that they overlap or conflict with the provisions of this Code. The Funds' and the Adviser's codes of ethics under Rule 17j-1 under the Investment Company Act, including the Code of Conduct, and the Adviser's more detailed policies and procedures are separate requirements applying to the Covered Officers and others, are not part of this Code, and are not superceded by this Code.

VIII.    AMENDMENTS

         The Funds reserves the right to amend, alter or terminate this Code at any time for any reason. Any amendments to this Code, other than amendments to EXHIBIT A, must be approved or ratified by a majority vote of the Board, including a majority of the independent trustees. Any such amendments will be publicly disclosed as required by applicable law.

IX.      CONFIDENTIALITY

         All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law, in compliance with a regulatory request or this Code, such matters shall not be disclosed to anyone other than the Board and its Audit Committee, the Adviser, and legal counsel.

X.       USE

         This Code is intended solely for the use by the Funds and does not constitute an admission, by or on behalf of the Funds, as to any fact, circumstance, or legal conclusion. This Code is not an employment contract between the Funds and any of its Covered Officers.


Date:  November 13, 2003

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(3) There  would not be a waiver of the Code if the  Compliance  Officer  or the
    Board determines that a matter is not a deviation from the Code's requirements or is otherwise not covered by the Code.

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                                                                       EXHIBIT A


           PERSONS COVERED BY THIS CODE OF BUSINESS CONDUCT AND ETHICS

                             AS OF NOVEMBER 13, 2003


Principal Executive Officer - Jon M. Burnham

Principal Financial/Accounting Officer - Michael E. Barna




                                      A-1

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                                                                       EXHIBIT B


                             BURNHAM INVESTORS TRUST

                                  CERTIFICATION

           CODE OF BUSINESS CONDUCT AND ETHICS FOR PRINCIPAL EXECUTIVE
                 AND PRINCIPAL FINANCIAL AND ACCOUNTING OFFICERS




         I, ___________________, Principal [Executive][Financial/Accounting] Officer of Burnham Investors Trust, hereby certify and acknowledge that (i) I am a Covered Officer under the Sarbanes-Oxley Code of Business Conduct and Ethics for Principal Executive, Principal Financial and Principal Accounting Officers (the "CODE") of the Burnham Investors Trust, (ii) I have received, read and understood the requirements and provisions of the Code, and (iii) I have adhered to the Code and will continue to comply with the requirements thereof.



                                            -------------------------------
                                            Name:
                                            Date:


                                      B-1